Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of December 31, 2009, among POW! Entertainment, Inc., a Delaware corporation (the “Company”) and Catalyst Investments, LLC, a Delaware limited liability company (“Investor”).

RECITALS

The Company wants to sell, and Investor wants to buy, as of the date of this Agreement, shares of the common stock, $.001 par value per share, of the Company (the “Common Stock”), on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

1.           Purchase and Sale of Stock

1.1         Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 13,172,153 shares of the Common Stock for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000.00) in cash, to be paid by wire transfer in accordance with the Company’s instructions.  The shares of Common Stock to be sold pursuant to this Agreement are collectively referred to herein as the “Shares.”

1.2         Closing. The purchase and sale of Shares shall take place at the offices of the Company at 10:00 a.m. on December 31, 2009, or at such other time and place as the Company and Investor shall mutually agree (which time and place are designated as the “Closing”).

2.           Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that as of the Closing:

2.1         Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as currently conducted.  The Company is duly qualified to transact business and is in good standing in California and each other jurisdiction in which the failure to so qualify would materially and adversely affect the Company’s business, properties, prospects or financial condition.  True, complete and correct copies of the Company’s Certificate of Incorporation and Bylaws and all amendments thereto, as in effect as of the date hereof, have been made available to Investor.

2.2         Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any documents delivered in connection herewith, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to: (a) laws limiting the availability of specific performance, injunctive relief and other equitable remedies; and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.

2.3         Capitalization

(a)           The authorized capital stock of the Company consists solely of Two Hundred Fifty Million (250,000,000) shares of Common Stock.  Immediately prior to the Closing, 118,549,381 shares of Common Stock shall be issued and outstanding, and no shares of Common Stock shall be held in treasury by the Company.  All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights.  No shares of capital stock of the Company are owned by POW! Entertainment, LLC or QED Productions LLC (each a “Company Subsidiary”).  The Company and each Company Subsidiary shall be a “Company Entity”

(b)           Except for the Common Stock, there are no issued or outstanding securities (debt, equity or otherwise) of the Company.  There are no outstanding rights (including without limitation “phantom” stock rights, restricted stock units and stock appreciation rights), options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company or any Company Subsidiary of any of their respective securities nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal.  There are no outstanding rights or obligations of any Company Entity to repurchase or redeem any of their respective securities.  There are no proxies, voting trusts or other agreements or understandings to which any Company Entity is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, such Company Entity.

(c)           All outstanding Company securities have been issued in compliance with state and federal securities laws. None of the Company’s securities has been heretofore issued or sold pursuant to a transaction in which any person was paid compensation for finding, introducing, arranging for or procuring the sale of the Company’s securities.  No person has been paid a success fee or other compensation based upon whether or not a sale of the Company’s securities was consummated, or has participated in the negotiation or recommended the sale, of the Company’s securities in such a way as to cause such person to be considered a broker-dealer under the securities laws of applicable federal or state laws that might give the purchaser of such securities the right to rescind the sale thereof or to receive any payment from the Company as a result thereof, including but not limited to a right of rescission under Section 25501.5 of the California Corporations Code.

2.4         Company Subsidiaries.  Except for the Company Subsidiaries and any entities formed to facilitate the exploitation of specific properties (“Development JV’s”), the Company holds no voting securities, equity securities, partnership interest, membership interest, capital interest or equity rights of any kind with respect to any corporation, general or limited partnership, limited liability company or other entity.  Each Company Subsidiary is (a) a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization, (b) has all requisite power and authority to carry on its business as currently conducted, and (c) is duly qualified to transact business and is in good standing in California and each other jurisdiction in which the failure to so qualify would materially and adversely affect such Company Subsidiary’s business, properties, prospects or financial condition.  True, complete and correct copies of the organizational documents of each Company Subsidiary and all amendments thereto, as in effect as of the date hereof, have been made available to Investor.  All of the outstanding securities of, and other equity interests in, each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with state and federal securities laws.  All of the outstanding securities of, and other equity interests in, each of the Subsidiaries of the Company, are owned, directly or indirectly, by the Company, and are owned free and clear of any mortgage, pledge, lien, charge or encumbrance and free of any other limitation or restriction.

2.5         Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any third party or any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby.  Assuming that the representations of the Investor set forth in Section 3 below are true and correct, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement are exempt from applicable federal and state securities laws, including the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and from the qualification requirements of Section 25110 of the California Corporations Code, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.6         Valid Issuance of Common Stock. The Shares being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.7         No Violations.  No Company Entity is in violation or default of any provision of their organizational documents.  No Company Entity is in violation or default of any provision of any instrument, contract, commitment, judgment, writ, decree, order or obligation to which it is a party or by which it or any of its assets are bound or, to the Company’s knowledge, of any provision of any federal, state or local statute, rule or governmental regulation applicable to any Company Entity which violation or default, in each case, would be reasonably likely to materially adversely affect the business, properties, prospects or financial condition of the Company Entities’ taken as a whole.  No Company Entity has received any notice of any violation of any such federal, state or local statute, rule or governmental regulation which has not been remedied prior to the date hereof.  The execution, delivery and performance of and compliance with this Agreement (including the issuance and sale of the Shares) and any document or instrument delivered in connection herewith will not (a) result in any violation or default of any provision of any instrument, contract, commitment, judgment, writ, decree, order or obligation to which a Company Entity is a party or by which it or any of its assets are bound, (b) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, (c) require any consent or waiver under any such provision, (d) result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of any Company Entity pursuant to any such provision, or (e) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval.

2.8         Financial Statements. The consolidated financial statements of the Company (the “Financial Statements”) have been prepared from the books and records of the Company, are materially true and correct to the best knowledge of the Company and present fairly the financial position and the results of operations and cash flows of the Company and Company Subsidiaries, on a consolidated basis, as at and for the periods indicated, in each case in material conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied.

2.9         Liabilities. Except as set forth in the Financial Statements, the Company Entities have no material liabilities or obligations, absolute or contingent, except (a) obligations and liabilities incurred in the ordinary course of business since the respective dates of such Financial Statements, or (b) material obligations that are not required by GAAP to be reflected in the Financial Statements.  No default exists with respect to or under any indebtedness of a Company Entity under any instrument or agreement relating thereto which default would reasonably be expected to have a material adverse effect on the business, properties, prospects or financial condition of the Company Entities’ taken as a whole.  No Company Entity is a guarantor or indemnitor of any indebtedness of any other person or entity.

2.10       Absence of Certain Changes. Since the date of the most recent Financial Statements, there has been no (a) material adverse change in the condition, financial or otherwise, of the Company Entities or in their assets, liabilities, properties or business, taken as a whole, (b) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or redemption of any share of capital stock of the Company, (c) acceleration or prepayment of any indebtedness for a material amount of borrowed money or the refunding of any such indebtedness, or (d) disposition of any material assets otherwise than for fair value in the ordinary course of business, or any other transaction by the Company otherwise than for fair value in the ordinary course of business.

2.11       Agreements. All material contracts, agreements and understandings are in full force and effect.  There no material disputes or proceedings relating to any such material contract, understanding or agreement, the Company Entities have not received or given any notice of default, and no condition now exists which, with notice or the lapse of time or both, would render any Company Entity or, to the knowledge of the Company, any third party, in default under any material contracts, understandings or agreements to which a Company Entity is a party, except in each case where such dispute or default would be reasonably likely to have a material adverse effect on the business, properties, prospects or financial condition of the Company Entities taken as a whole.

2.12       Intellectual Property

(a)           “IP Rights” shall mean patents and applications therefor, trade secrets (including know-how, proprietary business information, computer programs, inventions, discoveries, improvements, technology and technical data), trademarks and service marks (including characters’ names and other protectable elements and registrations of the foregoing and applications therefor), trade dress, trade names, Internet domain names and URLs, copyrights and similar rights in protectable material, rights of publicity, software and all other intellectual property, proprietary and intangible rights.  The Company Entities own, free and clear of all mortgages, pledges, liens, charges, restrictions or encumbrances, and have good and marketable title to, or hold adequate licenses or otherwise possesses all such IP Rights (unless such rights are in the public domain) as are used in or necessary for the conduct of their business as now conducted, except to the extent the failure to hold such rights would not materially adversely affect the business, properties, prospects or financial condition of the Company Entities taken as a whole (the “Company IP”).

(b)           Except with respect to Stan Lee Media, Inc. v. Stan Lee, et al. (C.D. Cal.) and the related cases involving Stan Lee Media, Inc. (the “SLM Litigation”), no Company Entity has received written notice of any conflict or alleged conflict with the rights of others pertaining to any Company IP.  To the Company’s knowledge without conducting any special investigation, the business and operations of the Company Entities as presently conducted does not infringe upon or violate any intellectual property rights or trade secrets of others.  Except for payments in connection with Development JV’s or pursuant to participation arrangements with writers, producers, studios and other parties involved in creative content development, no Company Entity is currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any IP Rights with respect to the use thereof or in connection with the conduct of its business as now conducted.  Except for the SLM Litigation, to the Company’s knowledge, no employee of a Company Entity is subject to any employment agreement or proprietary information agreement that he or she had with a previous employer or any intellectual property policy of such employer, which affects or allegedly affects the rights of the Company Entities to use the Company IP.

2.13       Litigation. There is no action, suit, investigation or proceeding pending, or to the Company’s knowledge threatened, against any Company Entity or its properties or assets by or before any court, arbitrator or governmental authority which (a) questions the validity of any action to be taken pursuant to this Agreement, or (b) could reasonably be expected to have a material adverse effect on the business properties, prospects or financial condition of the Company Entities taken as a whole.  No Company Entity is in default with respect to any judgment, order, writ, injunction, decree or award applicable to it or its business or properties.

2.14       Title to Property and Assets. The Company and each Company Subsidiary has good and marketable title to all of its assets that it owns free and clear of all mortgages, liens, deeds of trust, loans and encumbrances, except liens for current taxes and assessments not yet due and minor liens and encumbrances which arise in the ordinary course of business and which do not, in any case, in the aggregate, materially detract from the value or use of the asset subject thereto or materially impair the operations of the Company Entities, taken as a whole.  With respect to any property it leases, each Company Entity is in material compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances.

2.15       Permits. Each Company Entities has all franchises, permits, licenses and any similar authority (a) necessary for the conduct of its business as now being conducted by it, and (b) the absence of which would materially and adversely affect the business, properties, prospects or financial condition of the Company Entities taken as a whole.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.16       Employee Benefit Plans. No Company Entity has established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any “employee pension benefit plan” or “employee welfare benefit plan” (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), including, without limitation, any “multi-employer plan.”  The Company Entities have complied with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA except to the extent that noncompliance would not reasonably be expected to materially and adversely affect the business, properties, prospects or financial condition of the Company Entities taken as a whole, and the Company Entities have no knowledge of any pending or threatened claim against the Company with respect to the foregoing.

2.17       Taxes. Each Company Entity has timely completed and duly filed all federal, state and local tax returns required to have been filed by it (or has received a valid extension therefor), and all taxes that are shown on such returns have been paid, other than taxes contested in good faith by appropriate proceeding.  There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency.

2.18       Registration Rights; Voting Rights. The Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.  The Company has no knowledge of any stockholder of the Company who has entered into any agreement with respect to the voting of equity securities of the Company.

2.19       Disclosure.  The Company has fully provided or made available to Investor all the information that Investor has requested in writing from the Company for deciding whether to purchase the Shares.  Neither this Agreement nor any document or certificate furnished by the Company to Investor in connection with Investor’s purchase of the Shares contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  The term “knowledge” with respect to any of the Company Entities means the current actual knowledge of Stan Lee, Gill Champion and Arthur Lieberman with no duty of investigation.

3.           Representations and Warranties of Investor.  Investor hereby represents and warrants to the Company that as of the Closing:

3.1         Experience.  Investor is experienced in evaluating and investing in private placement transactions of securities of companies such as the Company, and has through its current officers and the officers of its affiliated entities such knowledge and experience in financial and business matters such that Investor is capable of evaluating the merits and risks of Investor’s investment in the Company, and has the ability to bear the economic risks of the investment.

3.2         Accredited Investor. Investor is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act.

3.3         Purchase Entirely for Own Account.  Investor is acquiring the Shares for investment for Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person (other than an affiliate of the Investor) with respect to any of the Shares

3.4         Restricted Securities.  Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions; among the conditions for use of Rule 144 may be the availability of current information to the public about the Company; such information is not now available and the Company has no present plans to make such information available.

3.5         Legend.  Investor acknowledges that, to the extent applicable, each certificate evidencing the Shares shall be endorsed with a legend substantially in the form set forth below, as well as any additional legend imposed or required by the Company’s Bylaws or applicable state securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

3.6         Access to Data.  Investor has received and reviewed information about the Company Entities and has had an opportunity to discuss their business, management and financial affairs with its management and to review the Company’s facilities.  Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  Investor understands and acknowledges that such discussions, as well as any written information issued by the Company, (a) were intended to describe the aspects of the business, properties, prospects or financial condition of the Company Entities which the Company believes to be material, but were not necessarily an exhaustive description, and (b) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

3.7         Authorization.  This Agreement when executed and delivered by Investor will constitute a valid and legally binding obligation of Investor, enforceable in accordance with its terms, subject to:  (a) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.

3.8         Reliance Upon Investor Representations.  Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

4.           Other Provisions

4.1         Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions thereof.

4.2         Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.  All statements of the Company as to factual matters contained in any certificate delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate.

4.3         Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided however, that Investor shall not be permitted to assign this Agreement except in connection with the transfer of all its Shares to an affiliated entity controlled by, controlling or under common control with Investor.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.4         Entire Agreement.  This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

4.5         Notices.  All notices or other communications given pursuant to this Agreement shall be in writing and shall be (a) personally delivered, (b) delivered via a nationally recognized overnight delivery service (such as FedEx or UPS) or (c) delivered by first-class, registered, certified or express mail, return receipt requested, postage prepaid, in each at the addresses set forth on the signature page for the party receiving notice.  All such notices and other written communications shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused).

4.6         Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to Investor upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

4.7         California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

4.8         Expenses.  The Company and Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

4.9         Amendments and Waivers. Any term of this Agreement may be amended only by written consent, duly executed by the Company and Investor.  Any term of this Agreement may only be waived by a writing duly executed by the party granting such waiver.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

4.10       No Brokers or Finders. Each party hereto represents to the other parties hereto that it has not retained any broker, agent or person in connection with the transactions contemplated by this Agreement.   Each party hereto agrees to indemnify the other parties hereto against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party.

4.11       Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.12       Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

4.13       Headings.  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope of the sections and subsections.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written

POW! ENTERTAINMENT, INC.	CATALYST INVESTMENTS, LLC

	By:	The Walt Disney Company, its sole
By:		member
Name: Gill Champion
Title: President & COO	By:
Name: Matthew L. McGinnis
Address:	Title: Managing Vice President, Counsel
9440 Santa Monica Blvd.
Suite 620	Address:
Beverly Hills, CA 90210	c/o The Walt Disney Company
Attention: President	500 South Buena Vista Street
Burbank, CA 91521-0930
With a copy to:	Attention: Corporate Strategy, Business
Ganfer & Shore	Development & Technology
360 Lexington Ave.
New York, NY 10017	With a copy to:
Attention: Arthur Lieberman, Esq.	The Walt Disney Company
500 South Buena Vista Street
Burbank, CA 91521-1030
Attention: Corporate Legal